Exhibit 21

SUBSIDIARIES OF CASUAL MALE RETAIL GROUP, INC.

Wholly-owned unless otherwise indicated

Subsidiary:	State of Incorporation:

Designs Securities Corporation	Massachusetts
Designs JV Corp.	Delaware
Designs Acquisition Corp. (inactive)	Delaware
Designs CM Acquisition Corp. (inactive)	Delaware
Designs Outlet, Inc.	Delaware
Designs Apparel, Inc.	Delaware
Capture, LLC (a)	Virginia
DesiCand, Inc.	Delaware
CBDNH, Inc. (b)	New Hampshire
Designs CMAL Store Inc.	Delaware
Designs CMAL Retail Store Inc.	Delaware
Designs CMAL TBD Inc.	Delaware
Designs Canton Holdings, Inc.	Delaware
Designs Canton Property Corp. (c)	Delaware
DesiKo, Inc.	Delaware
DesiKo, LLC (d)	Delaware
LP Innovations, Inc.	Nevada
Securex LLC (e)	Delaware

(a)	100% owned by Designs Apparel, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)
(b)	100% owned by DesiCand, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)
(c)	100% owned by Designs Canton Holdings, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.
(d)	50.5% owned by DesiKo, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.) and 49.5% owned by EcKo Complex LLC.
(e)	100% owed by LP Innovations, Inc. (a wholly-owned subsidiary of Casual Male Retail Group, Inc.)